UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2026

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 West Walnut Street, 5th Floor,
Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2026, the board of directors (the “Board”) of Dine Brands Global, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Restated Certificate of Incorporation, as amended, increased the size of the Board from nine directors to eleven directors and elected Amanda Clark and Enrique R. Silva (the “New Directors”) to fill the newly-created vacancies, effective immediately. The Board also determined that the New Directors are “independent” under the applicable standards of the New York Stock Exchange.

There are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were elected to serve as members of the Board. There are not any transactions or relationships between the Company and the New Directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The New Directors will be compensated for their service on the Board in the same manner as the Corporation’s other non-employee directors. For a description of the Corporation’s director compensation programs, see “Director Compensation” in the Corporation’s proxy statement for the Corporation’s 2025 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 28, 2025. In connection with their appointments to the Board, each New Director will receive an initial prorated equity award targeted at $108,822 in the form of restricted stock units that will cliff vest on the first anniversary of the date of grant and settle in shares of Corporation common stock.

Additionally, in connection with the New Directors’ election to the Board, the Corporation and each New Director will enter into an indemnification agreement in substantially the same form that the Corporation has entered into with each of the Company’s other directors.

Item 7.01. Regulation FD Disclosure.

On February 3, 2026, the Corporation issued a press release announcing the appointment of Ms. Clark and Mr. Silva to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Corporation on February 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2026	DINE BRANDS GLOBAL, INC.

	By:	/s/ Christine K. Son
Christine K. Son
Senior Vice President, Legal, General Counsel and
Secretary

Exhibit 99.1

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

MediaInquiries@dinebrands.com

Dine Brands Appoints Two Directors with Significant Industry Experience to Board

Enrique “Rick” Silva, Former CEO of Checkers & Rally’s Restaurants, and Amanda Clark,

Former COO International of Papa John’s, to Join Dine Brands Board

PASADENA, Calif. — February 3, 2026 — Dine Brands Global, Inc. (NYSE: DIN) (the “Company” or “Dine Brands”), the parent company of Applebee’s Neighborhood Grill + Bar®, Fuzzy’s Taco Shop® and IHOP® restaurants, today announced that Enrique “Rick” Silva and Amanda Clark will be joining as independent members of its Board of Directors (the “Board”), effective February 4, 2026. In connection with these appointments, the Board will expand from nine members to eleven.

“We are pleased that two industry leaders, Rick Silva and Amanda Clark, have agreed to join an exceptional group of directors on the Board,” said Douglas M. Pasquale, Chairman of the Board. “The Board’s ongoing refreshment is driven by regular evaluations of director skills and experience to ensure effective support for the business.”

Mr. Silva has over three decades of experience in iconic franchised restaurant chains. He is the former CEO and President of Culver’s Franchising and the former CEO and President of Checkers & Rally’s Restaurants. Prior to that, Mr. Silva served in various executive officer roles at Burger King. He is currently the Chairman of Zips Car Wash, one of the largest car wash operators in the U.S., operating more than 200+ locations across 23 states. Mr. Silva was also a director of Anywhere Real Estate Inc., a global leader in residential real estate services, until its acquisition by Compass, Inc. in January 2026.

Ms. Clark is a seasoned leader with extensive experience across franchised QSR and beauty brands. She is the former COO International of Papa John’s, and the former EVP Retail Experience for Taco Bell. Prior to that Ms. Clark spent a decade in various positions at Procter & Gamble. She is currently the CEO of WellBiz Brands, a beauty and wellness platform that spans multiple brands with over 750 locations. Ms. Clark has served on the board of directors of Coursera, one of the world’s largest online learning companies, since November 2020.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of September 30, 2025, these three brands consisted of close to 3,500 restaurants across 20 international markets. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2026 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link on the “Investors” page of the Company’s website at https://investors.dinebrands.com/sec-filings.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers (Vance Chang, Chief Financial Officer and Christine Son, Senior Vice President, Legal General Counsel and Secretary) are “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s proxy statement on Schedule 14A in connection with the 2025 Annual Meeting of Stockholders, filed with the SEC on March 28, 2025 (available  here). To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including the Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Beneficial Ownership on Form 5 filed with the SEC on: 4/8/2025, 8/21/2025, 8/21/2025, 1/8/2026, 1/8/2026, 1/8/2026, 1/8/2026, 1/8/2026, 1/8/2026, 1/8/2026 and 1/8/2026. Such filings will also be available at no charge by clicking the “SEC Filings” link on the “Investors” page of the Company’s website at https://investors.dinebrands.com/sec-filings.

Any subsequent updates following the date hereof to the information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Stockholders, if and when they become available. These documents will be available free of charge as described above.